UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 2, 2016

ENZON PHARMACEUTICALS, INC.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	0-12957 (Commission File Number)	22-2372868 (IRS Employer Identification No.)

20 Kingsbridge Road, Piscataway, New Jersey (Address of principal executive offices)		08854 (Zip Code)

(732) 980-4500
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☒	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

Surrender and Release Agreement and Letter Agreement

On February 4, 2016, Enzon Pharmaceuticals, Inc. (the “Company”) entered into (i) an agreement (the “Surrender and Release Agreement”) with Kingsbridge 2005, LLC (the “Landlord”) and Axcellerate Pharma, LLC (the “Subtenant”) and (ii) a letter agreement with the Landlord (the “Letter Agreement”). The Surrender and Release Agreement and the Letter Agreement are intended to supersede the previously disclosed Assignment, Assumption and Release Agreement, dated as of September 11, 2015, between the Company and the Landlord. Pursuant to the Surrender and Release Agreement, (i) the Company’s lease agreement with the Landlord, dated as of April 1, 1995, as amended (the “Prime Lease”), terminated effective as of February 4, 2016 (the “Termination Date”) and (ii) the Company’s amended and restated sublease agreement with the Subtenant, dated as of November 13, 2013 (the “Sublease”) became a direct lease between the Landlord and the Subtenant effective as of the Termination Date. Pursuant to the Letter Agreement, from and after the Termination Date, the Landlord has agreed to perform all of the Company’s obligations under the Sublease, the Landlord has waived all claims against the Company in connection with the Prime Lease, the Sublease or the premises at 20 Kingsbridge Road, Piscataway, New Jersey and the Landlord has released the Company from all liability in connection with the Prime Lease and the Sublease and, in exchange therefor, on the Termination Date, the Company paid $4.25 million to the Landlord’s mortgage lender and approximately $204,000 to the Landlord. The foregoing description of the Surrender and Release Agreement and the Letter Agreement do not purport to be complete and is qualified in its entirety by reference to the complete text of the Surrender and Release Agreement and the Letter Agreement, copies of which will be filed as exhibits to the Company’s Quarterly Report on Form 10-Q for the quarter ending March 31, 2016.

Item 8.01.	Other Events.

Plan of Dissolution

On February 4, 2016, the Company’s board of directors (the “Board”) adopted a Plan of Liquidation and Dissolution (the “Plan of Liquidation and Dissolution”), pursuant to which the Company would, subject to obtaining requisite stockholder approval, be liquidated and dissolved in accordance with Sections 280 and 281(a) of the General Corporation Law of the State of Delaware. The Board concluded, after consideration of the alternatives currently available to the Company, that adoption of the Plan of Liquidation and Dissolution is fair, advisable and in the best interests of the Company and its stockholders. The Company intends to call a special meeting of stockholders to seek requisite stockholder approval of the Plan of Liquidation and Dissolution. If requisite stockholder approval of the Plan of Liquidation and Dissolution is obtained at the special meeting, the Company intends to file a certificate of dissolution with the Delaware Secretary of State as soon as reasonably practicable thereafter. At any time prior to the filing of a certificate of dissolution with the Delaware Secretary of State, if the Board determines for any reason that liquidation and dissolution pursuant to the Plan of Liquidation and Dissolution would no longer be fair, advisable and in the best interests of the Company and its stockholders, the Board may, in its sole discretion and without requiring further stockholder approval, modify, amend or abandon the Plan of Liquidation and Dissolution and the transactions contemplated thereby, even if stockholder approval of the Plan of Liquidation and Dissolution is obtained at the special meeting. The foregoing description of the Plan of Liquidation and Dissolution does not purport to be complete and is qualified in its entirety by reference to the complete text of the Plan of Liquidation and Dissolution, a copy of which has been filed as Exhibit 2.1 to this Current Report on Form 8-K and is incorporated herein by reference.

In connection with its adoption of the Plan of Liquidation and Dissolution, the Board did not take any action to terminate the Company’s Section 382 Rights Agreement, dated as of May 1, 2014, between the Company and Continental Stock Transfer & Trust Company, which remains in full force and effect.

Nektar Litigation Update

On February 2, 2016, the Supreme Court of the State of New York granted Nektar Therapeutics, Inc. (“Nektar”) its motion to dismiss the complaint that the Company filed against Nektar on August 14, 2015 for breach of contract in connection with Nektar’s failure to pay an immunity fee that the Company believes became payable to it under the Company’s Cross-License and Option Agreement with Nektar. The Company currently intends to appeal this dismissal. While the Company continues to believe that an immunity fee is currently due and payable by Nektar and intends to continue to pursue this claim, the outcome of such dispute is uncertain and there can be no assurance that the Company will be able to collect, in full or in part, the immunity fee or any future payments related thereto from Nektar.

Additional Information and Where to Find It

This communication may be deemed to be solicitation material in respect of the proposed Plan of Liquidation and Dissolution. In connection with the proposed Plan of Liquidation and Dissolution, the Company intends to file relevant materials with the United States Securities and Exchange Commission (the “SEC”), including a proxy statement in preliminary and definitive form. INVESTORS AND SECURITY HOLDERS ARE URGED TO READ ALL RELEVANT DOCUMENTS FILED WITH THE SEC, INCLUDING THE COMPANY’S PROXY STATEMENT WHEN IT BECOMES AVAILABLE, BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED PLAN OF LIQUIDATION AND DISSOLUTION AND RELATED MATTERS. Investors and security holders will be able to obtain the documents (when available) free of charge at the SEC’s website at www.sec.gov or free of charge from the Company at http://www.enzon.com or by directing a request to the Company at (732) 980-4500 or investor@enzon.com.

Participants in the Solicitation

The Company and its directors and its executive officers, under SEC rules, may be deemed to be “participants” in the solicitation of proxies from the Company’s stockholders in favor of the proposed Plan of Liquidation and Dissolution. Information about the Company’s directors and executive officers is set forth in the Company’s definitive proxy statement on Schedule 14A filed on May 15, 2015 in connection with the Company’s 2015 annual meeting of stockholders. A description of the direct or indirect interests, by security holdings or otherwise, of the Company’s directors and executive officers will be set forth in the proxy statement relating to the proposed Plan of Liquidation and Dissolution when it becomes available.

Cautionary Statement Regarding Forward-Looking Statements

This communication contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. All statements contained in this communication, other than statements that are purely historical, are forward-looking statements. Forward-looking statements can be identified by the use of forward-looking terminology such as the words “believes,” “expects,” “may,” “will,” “should,” “potential,” “anticipates,” “plans” or “intends” or the negative thereof, or other variations thereof, or comparable terminology, or by discussions of strategy. Forward-looking statements are based upon management’s present expectations, objectives, anticipations, plans, hopes, beliefs, intentions or strategies regarding the future and are subject to known and unknown risks and uncertainties that could cause actual results, events or developments to be materially different from those indicated in such forward-looking statements, including, but not limited to, the following risks and uncertainties: (i) the risk that the proposed liquidation and dissolution may not be completed in a timely manner or at all; (ii) the failure to receive, on a timely basis or otherwise, the required approval of the proposed Plan of Liquidation and Dissolution by the Company’s stockholders; (iii) the possibility that the Board may modify, amend or abandon the Plan of Liquidation and Dissolution and the transactions contemplated thereby and (iv) the risk factors contained in the Company’s filings with the SEC, including the risk factors contained in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2014 filed with the SEC on March 5, 2015 and the Company’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2015 filed with the SEC on November 6, 2015 and other risk factors contained in the Company’s future filings with the SEC. These risks and uncertainties and other factors should be considered carefully and readers are cautioned not to place undue reliance on such forward-looking statements. As such, no assurance can be given that the future results covered by the forward-looking statements will be achieved. All information contained herein is as of the date of this communication, unless otherwise indicated, and the Company undertakes no duty to update this information.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits

Exhibit No.	Description

2.1	Plan of Liquidation and Dissolution of Enzon Pharmaceuticals, Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ENZON PHARMACEUTICALS, INC.
(Registrant)

Date: February 9, 2016	By:	/s/ George W. Hebard III
Name: George W. Hebard III Title: Interim Principal Executive Officer, Interim Chief Operating Officer and Secretary